FOR IMMEDIATE RELEASE
August 6, 2009

Contact:     Amy E. Essex
             Chief Financial Officer, Treasurer & Corporate Secretary First Federal of Northern Michigan Bancorp, Inc.
             (989) 356-9041

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                      ANNOUNCES SECOND QUARTER 2009 RESULTS

Alpena, Michigan - (August 6, 2009) First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the "Company") reported consolidated net income from continuing operations of $42,000, or $0.01 per basic and diluted share, for the quarter ended June 30, 2009 compared to consolidated net loss from continuing operations of $236,000, or $0.08 per basic and diluted share, for the quarter ended June 30, 2008.

Consolidated net income from continuing operations for the six months ended June 30, 2009 was $189,000, or $0.07 per basic and diluted share, compared to consolidated net loss from continuing operations of $250,000, or $0.09 per basic and diluted share, for the six months ended June 30, 2008.

The three- and six-month results reflected a substantial increase in FDIC insurance premiums, including the FDIC special assessment which was charged to all banks during the second quarter of 2009 and which amounted to $108,000 for the Company.

Michael W. Mahler, President and Chief Executive Officer of the Company, commented "We are extremely pleased to post a profit again this quarter. Another strong quarter of mortgage banking activities income along with continued improvement in our net interest margin were the primary drivers of our net income for the quarter. While we have continued our efforts to reduce our non-interest expenses, unfortunately, we were required to record in the second quarter the FDIC special assessment of $108,000. We are encouraged by our improving net interest margin along with the results of our steps taken to reduce our level of non-performing assets. Our markets are feeling the strain from the protracted economic downturn in the state of Michigan that began in 2007 and has only deepened further since. In spite of the challenges, the Bank is making progress on reducing its level of non-performing assets, which fell by $1.9 million from December 31, 2008, and by $2.3 million from March 31, 2009, in spite of the fact that a large commercial loan relationship was downgraded to non-performing status during the quarter ended June 30, 2009."

Selected Financial Ratios


                                          For the Three Months Ended June 30               For the Six Months Ended June 30
                                      -------------------------------------------      ------------------------------------------
                                              2009                  2008                      2009                   2008
                                      ---------------------  --------------------      -------------------    -------------------

Performance Ratios:
Net interest margin                                  3.32%                 2.93%                    3.22%                  2.96%
Average interest rate spread                         2.98%                 2.48%                    2.87%                  2.51%
Return on average assets*                            0.07%                -0.41%                    0.23%                 -0.46%
Return on average equity*                            0.56%                -3.07%                    1.90%                 -3.46%

* Annualized

                                                                                  As of
                                                       ------------------------------------------------------------
                                                       June 30, 2009         December 31, 2008     June 30, 2008
                                                       ---------------     ---------------------  -----------------

Asset Quality Ratios:
Non-performing assets to total assets                           4.96%                  5.57%                 3.57%
Non-performing loans to total loans                             4.47%                  6.14%                 3.96%
Allowance for loan losses to non-performing assets             21.92%                 40.90%                32.35%
Allowance for loan losses to total loans                        1.41%                  2.85%                 1.45%

Total non-performing loans                                     $8,269                $12,169                $7,854
Total non-performing assets                                   $11,934                $13,807                $8,852


Financial Condition

Total assets of the Company at June 30, 2009 were $240.5 million, a decrease of $7.2 million, or 2.9%, from assets of $247.7 million at December 31, 2008. The ratio of total nonperforming assets to total assets was 4.96% at June 30, 2009 compared to 5.57% at December 31, 2008. Non-performing assets decreased by $1.9 million from December 31, 2008 to June 30, 2009 due primarily to partial charge-offs of several commercial and mortgage loans. The Company continues to closely monitor non-performing assets and is actively pursuing options to reduce the level thereof.

Stockholders' equity was $29.6 million at June 30, 2009 as compared to $29.4 million at December 31, 2008. The increase was due primarily to net income for the six-month period of $143,000. The decrease of $111,000 in the unrealized gain on available-for-sale securities was offset by changes in unallocated ESOP and unearned compensation related to vesting of previously granted employee stock options and awards.


Results of Operations

Interest income decreased to $3.2 million for the three months ended June 30, 2009 from $3.5 million for the year earlier period. Interest income decreased by $600,000 to $6.5 million for the six-month period ended June 30, 2009 from $7.1 million for the same period in 2008. The decreases in interest income were due to two factors: a decrease in the average balance of our interest-earning assets due mostly to reductions in the size of our mortgage loan portfolio and a decrease in the yield on interest-earning assets due in part to lower market interest rates and in part to the impact of loans placed on non-accrual status during the quarter.

Interest expense decreased to $1.3 million for the three months ended June 30, 2009 from $1.8 million for the three months ended June 30, 2008. Interest expense for the six months ended June 30, 2009 decreased to $2.8 million from $3.7 million for the six months ended June 30, 2008. The decrease in interest expense for the three- and six-month periods was due in part to a decrease in both the average balance and cost of our FHLB borrowings, which we were able to pay down because of asset shrinkage and in part due to a decrease in the cost of certificates of deposits, many of which matured and re-priced lower.

The Company's net interest margin increased to 3.32% for the three-month period ended June 30, 2009 from 2.93% for the same period in 2008. During this time period, the average yield on interest-earning assets decreased 38 basis points to 5.62% from 6.00%, while the cost of funds decreased 87 basis points to 2.64% from 3.51%. For the six-month period ended June 30, 2009, the Company's net interest margin increased to 3.22% from 2.96% for the same period in 2008. During this time period, the average yield on interest-earning assets decreased 45 basis points to 5.65% from 6.10%, while the cost of funds decreased 80 basis points to 2.79% from 3.59%.

The provision for loan losses for the three-month period ended June 30, 2009 was $252,000, as compared to $342,000 for the prior year period. One large commercial relationship was placed on non-accrual status, along with smaller credits, in both the three-month period ended June 30 2009 and 2008. However, the large relationship placed on non-accrual status in 2008 had a bigger impact on the provision expense, resulting in a comparatively lower provision for this period in 2009. For the six-month period ended June 30, 2009, the provision for loan losses was $516,000 as compared to $367,000 for the same period ended June 30, 2008. The increase for the six-month period related to increases in provision on several commercial credits. The provision was based on management's review of the components of the overall loan portfolio, the status of non-performing loans and various subjective factors.

Non interest income increased from $459,000 for the three months ended June 30, 2008 to $764,000 for the three months ended June 30, 2009. Non interest income increased from $871,000 for the six months ended June 30, 2008 to $1.6 million for the six months ended June 30, 2009. The increases for both the three- and six-month periods were primarily attributed to an increase in mortgage banking activities income. Many homeowners in our markets took the opportunity to refinance due to lower market interest rates during the first six months of 2009 as compared to the same period in 2008, and we sold the majority of those loans into the secondary market.

Non interest expense increased from $2.2 million for the three months ended June 30, 2008 to $2.3 million for the three months ended June 30, 2009. Non interest expense increased from $4.3 million for the six months ended June 30, 2008 to $4.5 million for the six months ended June 30, 2009. The increases were mainly the result of an increase in our general FDIC assessment, plus the FDIC special assessment of $108,000 which we were required to expense as of the quarter ended

June 30, 2009. During the three- and six-month periods ended June 30, 2009 we were able to reduce many of our expenses period over period, including compensation and employee benefits, occupancy and amortization of intangible assets. However, during those same periods we experienced an increase in professional services fees related to expenses for strategic planning, additional audit fees and increased OTS assessments and an increase in other expenses which were mainly related to delinquent loans and repossessed properties, including the payment of approximately $125,000 in property taxes totaling approximately $125,000 on one large commercial credit of which the assets were repossessed during the quarter.

Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheet
----------------------------------------------------------------------------------------------------------------------------

                                                                                      June 30, 2009         December 31, 2008
                                                                                      -------------        ------------------
                                                                                       (Unaudited)
ASSETS
Cash and cash equivalents:
Cash on hand and due from banks ................................................$        3,062,708              $ 3,097,788
Overnight deposits with FHLB ...................................................           610,004                  372,523
                                                                                ------------------         ----------------
Total cash and cash equivalents ................................................         3,672,712                3,470,311
Securities AFS  ................................................................        27,605,970               25,665,178
Securities HTM .................................................................         4,017,701                4,022,235
Loans held for sale ............................................................           211,400                  107,000
Loans receivable, net of allowance for loan losses of $2,616,242 and
  $5,647,055 as of June 30, 2009 and December 31, 2008, respectively ...........       182,315,510              192,270,714
Foreclosed real estate and other repossessed assets ............................         3,664,925                1,637,923
Federal Home Loan Bank stock, at cost ..........................................         4,196,900                4,196,900
Premises and equipment .........................................................         6,911,216                7,089,746
Accrued interest receivable ....................................................         1,216,577                1,469,176
Intangible assets ..............................................................         1,065,982                1,192,853
Other assets ...................................................................         5,626,898                4,939,523
Assets of discontinued operation   .............................................            -                     1,610,734
                                                                                ------------------         ----------------
Total assets ...................................................................$      240,505,791            $ 247,672,293
                                                                                ------------------         ----------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits .......................................................................$      162,254,027            $ 165,778,598
Advances from borrowers for taxes and insurance ................................           414,553                  104,475
Federal Home Loan Bank Advances ................................................        39,950,000               40,200,000
Note Payable ...................................................................           630,927                  768,651
REPO Sweep Accounts ............................................................         5,491,573                9,447,415
Accrued expenses and other liabilities .........................................         2,200,522                1,877,600
Liabilities of discontinued operations .........................................             -                       76,792
                                                                                ------------------         ----------------
Total liabilities ..............................................................       210,941,603              218,253,531
                                                                                ------------------         ----------------
Commitments and contingencies ..................................................             -                       -
                                                                                ------------------         ----------------
Stockholders' equity:
Common stock ($0.01 par value 20,000,000 shares authorized
  3,191,999 shares issued)......................................................            31,920                   31,920
Additional paid-in capital .....................................................        24,299,106               24,302,102
Retained earnings  .............................................................         8,905,368                8,762,412
Treasury stock at cost (307,750 shares).........................................        (2,963,918)              (2,963,918)
Unallocated ESOP ...............................................................          (710,861)                (764,861)
Unearned compensation ..........................................................          (224,001)                (286,324)
Accumulated other comprehensive income..........................................           226,574                  337,431
                                                                                ------------------         ----------------
Total stockholders' equity .....................................................        29,564,188               29,418,762
                                                                                ------------------         ----------------
Total liabilities and stockholders' equity .....................................$      240,505,791        $     247,672,293
                                                                                ------------------         ----------------

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income

                                                                   For the Three Months            For the Six Months
                                                                     Ended June 30,                    June 30,
                                                          -----------------------------------------------------------------
                                                                   2009             2008            2009           2008
                                                          --------------------  --------------  -------------  ------------
                                                                          (Unaudited)                   (Unaudited)
Interest income:
Interest and fees on loans                                     $ 2,865,276        $ 3,143,876    $ 5,807,615    $ 6,418,423
Interest and dividends on investments ....................         175,670            239,668        373,068        516,245
Interest on mortgage-backed securities ...................         143,925            107,892        294,751        146,292
                                                          ----------------     --------------  -------------   ------------
Total interest income ....................................       3,184,871          3,491,436      6,475,434      7,080,960
                                                          ----------------     --------------  -------------   ------------

Interest expense:
Interest on deposits .....................................         880,890          1,241,813      1,941,176      2,536,265
Interest on borrowings ...................................         427,973            548,412        856,532      1,121,331
                                                          ----------------     --------------  -------------   ------------
Total interest expense ...................................       1,308,863          1,790,225      2,797,708      3,657,596
                                                          ----------------     --------------  -------------   ------------

Net interest income ......................................       1,876,007          1,701,211      3,677,726      3,423,364
Provision for loan losses ................................         251,839            342,264        516,069        367,234
                                                          ----------------     --------------  -------------   ------------
Net interest income after provision for loan losses ......       1,624,168          1,358,947      3,161,657      3,056,130
                                                          ----------------     --------------  -------------   ------------

Non Interest income:
Service charges and other fees ...........................         229,457            237,110        444,329        463,285
Mortgage banking activities ..............................         473,871            125,912        923,076        230,718
Gain on sale of available-for-sale investments ...........           1,227               -             1,227         16,052
Net gain (loss) on sale of premises and equipment,
  real estate owned and other repossessed assets .........         (44,064)            25,894         27,478         23,093
Other ....................................................          18,765             25,001         51,360         48,031
Insurance & brokerage commissions ........................          84,618             45,000        114,640         90,000
                                                          ----------------     --------------  -------------   ------------
Total non interest income ................................         763,874            458,916      1,562,100        871,178
                                                          ----------------     --------------  -------------   ------------

Non interest expenses:
Compensation and employee benefits .......................       1,171,455          1,224,234      2,319,257      2,451,094
FDIC insurance premiums ..................................         191,044             32,607        270,608         51,795
Advertising ..............................................          44,321             28,656         61,871         58,796
Occupancy ................................................         300,069            343,818        602,487        651,336
Amortization of intangible assets ........................          37,754             77,122        126,871        154,244
Service bureau charges ...................................          86,551             85,716        178,511        168,085
Professional services ....................................         163,219            107,518        266,123        197,174
Other  ...................................................         350,984            273,155        657,484        570,518
                                                          ----------------     --------------  -------------   ------------
Total non interest expenses ..............................       2,345,398          2,172,826      4,483,212      4,303,042
                                                          ----------------     --------------  -------------   ------------

Income (loss) from continuing operations before
  income tax benefit......................................          42,644           (354,963)       240,555       (375,733)
Income tax expense (benefit) from continuing operations                328           (118,763)        51,740       (125,571)
                                                          ----------------     --------------  -------------   ------------
Net income (loss) from continuing operations .............          42,316           (236,199)       188,815       (250,162)

Discontinued Operations:
Loss from discontinued operations. Net of income tax
 benefit of $0, $7,619, $43,209, and $16,733..............             -              (14,790)       (83,875)       (32,483)
Gain on sale of discontinued operations, net of income
tax expense of $0, $0, $19,565 and $0 ....................             -                 -            38,017            -

Net Income (Loss) ........................................          42,316            250,989        142,957       (282,645)
                                                          ----------------     --------------  -------------   ------------

----------------------------------------------------------------------------------------------------------------------------

Per share data:
Income (loss) per share from continuing operations
   Basic ................................................. $          0.01     $        (0.08) $        0.07   $      (0.09)
   Diluted ............................................... $          0.01     $        (0.08) $        0.07   $      (0.09)
Loss per share from discontinued operations
   Basic ................................................. $           -       $        (0.01) $       (0.02)  $      (0.01)
   Diluted ............................................... $           -       $        (0.01) $       (0.02)  $      (0.01)
Net income (loss) per share
   Basic ................................................. $          0.01     $        (0.09) $        0.05   $      (0.10)
   Diluted ............................................... $          0.01     $        (0.09) $        0.05   $      (0.10)

Dividends per common share ............................... $           -       $         0.05  $         -     $       0.10